UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 14, 2007	Commission File Number: 0-15204

National Bankshares, Inc.
(Exact name of Registrant as specified in its charter)

Virginia	54-1375874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

Registrant’s telephone number, including area code

Page 1 of 2 Pages

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;

CHANGE IN FISCAL YEAR.

Effective November 14, 2007, the Board of Directors of National Bankshares, Inc. amended Article IV. of the Company’s Bylaws to allow for the issuance of uncertificated shares. The Board of Directors adopted these amendments to comply with the rules of the Nasdaq Stock Market requiring all listed securities to be eligible for direct registration by January 2008. The amended Bylaws permit the Company to issue stock in certificated and uncertificated form and also provide that the rights and obligations of holders of both forms of shares of the same class and series shall be identical. Prior to this amendment, the Bylaws were silent on the issuance of uncertificated shares.

The amendment of Article IV. of the Company’s Bylaws also added the requirement that shareholders seeking replacements for lost, destroyed or mutilated stock certificates must furnish the Company with a sufficient indemnity bond. Before amendment, the Bylaws stated that replacement stock certificates would be issued on such terms and indemnity as the Board of Directors might prescribe.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

3. ii. Amendments to Article IV. of the Bylaws of the Company, effective November 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:	November 14, 2007

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO

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